UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 12, 2022

Akumin Inc.

(Exact name of Registrant as specified in its charter)

Ontario	001-39479	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8300 W. Sunrise Boulevard Plantation, Florida	33322
(Address of principal executive offices)	(Zip Code)

(844) 730-0050

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	AKU	The Nasdaq Stock Market LLC
Common Shares, no par value	AKU	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On August 12, 2022, Akumin Inc. (the “Company”) announced the termination of employment of its Chief Financial Officer, William Larkin, and its Chief Legal Officer and Corporate Secretary, Matthew Cameron, effective August 12, 2022.

On August 12, 2022, the Company also announced the appointment of David Kretschmer, 63, as Interim Chief Financial Officer, effective August 12, 2022. Prior to joining the Company, from February 2019 to August 2022, Mr. Kretschmer served as an independent consultant for a number of companies. From January 2018 until April 2018, Mr. Kretschmer served as interim CFO for Surgery Partners, Inc. (NASDAQ: SGRY), a multi-specialty ambulatory surgical center company with $2.5 billion of revenues. From April 2018 to February 2019, Mr. Kretschmer served as executive vice president of strategy and transformation of Surgery Partners, Inc. Prior to that, Mr. Kretschmer spent 26 years with Anthem, Inc. renamed Elevance Health, Inc. (Nasdaq: ELV), a health insurance provider with more than $130 billion of revenues, where he most recently served as senior vice president, treasurer and CIO and held various other positions of increasing responsibility beginning in 1991. Prior to his time at Anthem, Mr. Kretschmer held a variety of financial management and corporate finance roles. Mr. Kretschmer received his B.S. in Business from the George Washington University and his M.B.A. from the University in Chicago.

In connection with his appointment as Interim Chief Financial Officer, Mr. Kretschmer will receive the following compensation:

•	Annual base salary of $450,000.

•	Eligibility in the Company’s cash Management Incentive Plan (MIP), with an incentive target bonus commensurate with other senior management MIP targets.

•	Eligibility to receive Long Term Incentive Plan grants, which are expected to be granted by way of restricted stock units.

•	Eligibility in the Company’s standard benefits program.

In addition, Mr. Kretschmer will enter into the Company’s standard confidentiality and non-solicitation agreement.

The description above is qualified in its entirety by reference to the full and complete terms of the Offer Letter to Mr. Kretschmer, dated August 12, 2022, a copy of which is filed as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated August 12, 2022

99.1	Press Release, dated August 12, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Akumin Inc.

Date: August 18, 2022	By:	/s/ Riadh Zine
Riadh Zine Chief Executive Officer